Exhibit 1.6

AMENDMENT NO. 1 TO

DISTRIBUTION AGREEMENT

DATED DECEMBER 9, 2015

among

MID-AMERICA APARTMENT COMMUNITIES, INC.,

MID-AMERICA APARTMENTS, L.P.

and

KEYBANC CAPITAL MARKETS INC.

Dated as of September 28, 2018

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

AMENDMENT NO. 1, dated as of the 28th day of September, 2018 (this “Amendment No. 1”), by and among Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), the sole general partner of which is the Company, and KeyBanc Capital Markets Inc., as agent and/or principal (the “Subject Agent”) to that certain Distribution Agreement, dated December 9, 2015 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the Company, the Operating Partnership and the Subject Agent wish to amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein and for certain other administrative matters, with effect on and after September 28, 2018 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.    Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2.    Representation and Warranty.

(a)    Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to the Subject Agent that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

Section 3.    Amendment of the Agreement.

(a)    On and after the Effective Date, the references to “Registration Statement” shall refer to the registration statement on Form S-3 (File No. 333-227553) filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) on September 27, 2018, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Subject Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time.

(b)    On and after the Effective Date, the references to: (i) “Basic Prospectus” shall mean the prospectus dated September 27, 2018, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; (ii) “Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Subject Agent in connection with the offering of the Shares; and (iii) “Prospectus” shall mean the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement.

(c)    On and after the Effective Date, all references in the Agreement to “Baker, Donelson, Bearman, Caldwell & Berkowitz, PC” shall be replaced with “Bass, Berry & Sims PLC.”

(d)    On and after the Effective Date, Section 8(c) of the Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of the Distribution Agreements and any Terms Agreements and Alternative Terms Agreements and (C) September 28, 2021 (the “Third Anniversary Date”), in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 14 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.”

(e)    On and after the Effective Date, Section 10 of the Agreement is hereby amended by deleting such section in its entirely and substituting therefor for the following:

“10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Subject Agent, shall be sufficient in all respects if delivered or sent to KeyBanc Capital Markets Inc., Attention: Equity Syndicate, 127 Public Square, 4th Floor, Cleveland, Ohio 44114, and, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered or sent to it at Mid-America Apartment Communities, Inc., 6815 Poplar Avenue, Suite 500 Germantown, Tennessee 38138, Attn: Leslie B.C. Wolfgang (email leslie.wolfgang@maac.net). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Subject Agent by telephone (telephone number (216) 689-3910)

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or email to David Gruber (email dgruber@key.com), Michael Hawkins (email michael.hawkins@key.com), Paul Hodermarsky (email phodermarsky@key.com), and Michael Jones (email michael.c.jones@key.com); and Transaction Acceptances shall be delivered by the Subject Agent to the Company by email to Leslie B.C. Wolfgang (email leslie.wolfgang@maac.net).

The Subject Agent hereby notifies the Company that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Subject Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Subject Agent to properly identify its clients.”

(f)    Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Basic Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

Section 4.    Governing Law. THIS AMENDMENT NO. 1, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 5.    Entire Agreement. This Amendment No. 1 and the Agreement, as amended hereby, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 6.    Execution in Counterparts. This Amendment No. 1 may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission. This Amendment No. 1 shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Subject Agent, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

MID-AMERICA APARTMENTS, L.P.

By:	Mid-America Apartment Communities, Inc.,
Its General Partner

By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director